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                                                                    EXHIBIT 99.1

August 30, 2006

CONFIDENTIAL

Mr. Douglas Choi
General Counsel and Secretary
Isilon Systems, Inc.
3101 Western Avenue
Seattle, WA 98121

Dear Mr. Choi:

This letter acknowledges that we hereby consent to the inclusion in the registration statement on Form S1 (the "Registration Statement") of Isilon Systems, Inc. ("Isilon") of references to our reports regarding certain estimates of value of Isilon, provided to you on December 31, 2005, April 2, 2006, and July 2, 2006 and to references to our firm's name therein. In giving such consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended; or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

In conclusion, by signing below, you are consenting to the above mentioned statement. We request that you sign and return a copy of this letter to us, and retain a copy for your records. In addition, we will require a review and approval of the specific language which refers to Duff & Phelps in the Registration Statement. Should you have any questions, please feel free to contact Brian Jones at (206) 264-2615.

Sincerely,

DUFF & PHELPS, LLC                            Agreed to and Accepted by:

                                              ISILON SYSTEMS, INC.

By: /s/ Brian Jones                           By: /s/ Douglas Choi
    ------------------------------                ------------------------------
    Brian Jones                               Name: Douglas Choi
    Vice President                                  ----------------------------
                                              Title: General Counsel
                                                     ---------------------------
                                              Date: 08/30/06
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